UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________________________________________

FORM S-1

Amendment #3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LUCKYCOM INC (Exact name of registrant as specified in its charter)

Nevada	2834	46-1660653
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

__________________________________________________________________

200 S. Virginia Street, 8th Floor

Reno, Nevada 89501,USA

775-636-6988

Level 8, Two Exchange Square,

8 Connaught PlaceCentral Hong Kong

(852) 3798 2688

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

__________________________________________________________________

Cane Clark Agency, LLC

3273 E. Warm Springs Rd.

Las Vegas, NV 89120

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

__________________________________________________________________

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. [ ] Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [x] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security (2) ($)	Proposed Maximum Aggregate Offering Price ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.01	400,000	0.11	44,000	6.00(3)

(1) In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional ordinary shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended, based upon the price at which the selling security holders will be offering their shares.

(3) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

COPIES OF COMMUNICATIONS TO:

Scott Doney, Esq.

3273 E. Warm Springs, Rd.

Las Vegas, NV 89120

Ph: (702) 312-6255

PRELIMINARY PROSPECTUS

LUCKYCOM INC

400,000 Shares of Common Stock

Subject to completion, dated October 9, 2013

The prospectus relates to the resale to the public by certain selling shareholders of Luckycom Inc. of up to 400,000 shares of our common stock with a par value of $0.01.

The selling shareholders will be offering their shares of common stock at a fixed price of $0.11 per share for the duration of the offering. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA"), for our common stock to be eligible for trading on the OTCBB. We do not yet have a market maker who has agreed to file such application.

The selling shareholders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus will be deemed to be underwriters within the meaning of section 2(11) of the Securities Act.

We are a shell company as that term is defined in Rule 405 of the Securities Act. Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 7 of this prospectus before investing in our common stock.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

2

3

Prospectus Summary

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 8 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Our Business

We were incorporated on January 02, 2013 under the laws of the State of Nevada. Our principal executive offices are located at Level 8, Two Exchange Square, 8 Connaught Place, Central, Hong Kong and one office located at 200 S. Virginia Street, 8th Floor, Reno, NV 89501 USA. Our telephone # is 775-636-6988. Our fiscal year end is February 28.

We are a development stage company and we plan to be in the business of marketing, distributing and selling pharmaceutical medicines in international tenders managed by World Health Organization-Geneva (WHO).

Until recently, we did not yet own the rights to market, distribute or sell any pharmaceutical medicines. On July 3, 2013, however, we entered into a license agreement (the “Agreement”), which was amended on July 30, 2013, with Luckycom Pharma Pte. Ltd. based out of Singapore and acquired the exclusive and worldwide rights to manufacture, have manufactured, distribute, sell, market and promote antimalarial medicines. We paid Luckycom Pharma 500,000 shares of our common stock for the two year license. Under the Agreement, we also acquired an option to purchase the antimalarial medicine intellectual property from Luckycom Pharma for 9,000,000 shares of our common stock.

Luckycom Pharma is owned by our officer and director, Kingrich Lee, and, as such, the Agreement is considered a related party transaction. The shares paid under the Agreement belong to Mr. Kingrich through his company Luckycom Pharma.

In the next twelve months and beyond, we plan to qualify and gain acceptance in international public tenders, through the prequalification program process with the WHO. Later on in this Prospectus, we have detailed the preliminary steps we need to take and those involved in the actual application process with the WHO. We have no assurance that we will meet the requirements necessary to be accepted under the prequalification program. We expect to be preparing for and in the application process for at least two to three years, and maybe longer. If we are able to gain acceptance and prequalify with the WHO, our long term plan is to seek out public opportunities in this venue and participate in bulk supplying of medicines to reputable NGO’s, MOH’s, United Nations agencies including UNAIDS and UNICEF, or at the international level, as demonstrated by the Global Fund to Fight AIDS, Tuberculosis and Malaria. We do not have any agreements or understandings with any of these reputable agencies.

Our license with Luckcom Pharma is only for two years. If the application process with the WHO exceeds two years and, assuming we have financing available to make it that far in the process, we will have to renegotiate our two year license agreement with Luckycom Pharma or exercise our option to purchase the antimalarial medicine intellectual property from Luckycom Pharma outright.

As of May 31, 2013, we had $49,051 in current assets and current liabilities in the amount of $710. Accordingly, we had working capital of $48,341 as of May 31, 2013. Our current assets consist of $32,382 in cash and $16,669 in stock subscription receivables. These receivables were collected as of September 24, 2013. We have $21,144.87 in cash as of October 3, 2013. Even so, our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern.

As we have not yet begun operations, we anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenses over the next 12 months will be approximately $300,000. This estimate may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

4

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We decided to become a reporting company to be better equipped to raise capital by providing the transparency to the public of our operations and development. We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $300,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses, which are estimated at $38,500 in the next twelve months. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on the following activities:

1.	establishing an agreement with a regulatory affairs consultant firm;
2.	establishing a supply agreement with an Active Pharmaceutical Ingredient (API) manufacturer for Artesuante ,Amodiaquine and Artemether supplies with WHO prequalification;
3.	establishing a manufacturing agreement with two manufacturers with MHRA(UK) compliant facilities; and
4.	working on the application process with WHO under its the prequalification program.

We believe that we will need $300,000 to meet our business objectives in the next twelve months. A more detailed review of our business plan is set forth in the sections titled “Description of Business,” and “Management’s Discussion and Analysis of Financial Position and Results of Operations.”

Shell Company Status

We are considered as a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” Our shell company status prevents investor to resell our shares under Rule 144(i) unless and until 12 months after we are no longer considered a shell company. We caution investors as to the highly illiquid nature of an investment in our shares.

The Offering

The 400,000 shares of our common stock being registered by this Prospectus represent 4% of our issued and outstanding common stock as of October 9, 2013 .

Securities Offered:	400,000 shares of common stock offered by 33 selling security holders (represent 100% of our outstanding shares held by non-affiliates)

Initial Offering Price:

The $0.11 per share initial offering price of our common stock was determined by our Board of Directors based on several factors, including our capital structure and the most recent selling price of the 400,000 shares of our common stock offered in this prospectus. We sold such 400,000 shares of common stock in private placements for $0.10 per share during the period from January 2, 2013 (inception) to January 31, 2013.

The selling security holders will sell at a fixed price of $0.11 per share for the duration of the offering. There can be no assurance that our common stock will ever become quoted on the OTCBB.

Securities Issued and to be Issued:

As of October 9 , 2013 we had 10,500,000 issued and outstanding shares of our common stock, and no issued and outstanding convertible securities.

All of the common stock to be sold under this Prospectus will be sold by existing stockholders. There is no established market for the common stock being registered. We intend to engage a market maker to apply to have our common stock quoted on the OTCBB. This process usually takes at least 60 days and the application must be made on our behalf by a market maker. We have not yet engaged a market maker to file our application. The trading of securities on the OTCBB is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

Proceeds:	We will not receive any proceeds from the sale of our common stock by the selling security holders.
5

Financial Summary Information

All references to currency in this Prospectus are to US Dollars, unless otherwise noted. The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Balance Sheet Data	As of February 28, 2013	As of May 31, 2013
Cash	$0	$32,382
Total Assets	$0	$49,051
Liabilities	$0	$710
Total Stockholders’ Equity (Deficit)	$(37,569)	$48,341

Statement of Operations	Period from January 2, 2013 (Inception) to February 28, 2013	For the three months ended May 31, 2013	Period from January 2, 2013 (Inception) to May 31, 2013
Revenue	$0	$0	$0
Net Income (Loss) for the Period	$(37,579)	$(50,090)	$(87,669)

6

Risk Factors

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risks could harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this Prospectus.

Risks Related to Our Business

We do not expect positive cash flow from operations in the near term. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business.

We do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates.

We will depend almost exclusively on outside capital to fund our business plan. Such outside capital may include the sale of additional stock and/or commercial borrowing. We can provide no assurances that any financing will be successfully completed.

Capital may not continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no history of revenues from operations and limited tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the development stage. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon our ability to acquire inventory, establish a distribution network and create a customer base, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

7

We have a limited operating history, upon which an evaluation of our prospects can be made, and we received a going concern qualification from our auditors; there can be no assurance we will succeed.

We have been in business since January 2, 2013. We have had limited operations to date upon which to evaluate our business prospects. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management’s potential underestimate of initial and ongoing costs.

We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due. The report of our independent registered public accounting firm with respect to our audited financial statements in this prospectus includes a “going concern” paragraph indicating that our lack of revenues and accumulated losses raise substantial doubt about our ability to continue as a going concern.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our operations, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

If we are unable to complete the WHO Prequalification Program, we will not be able to participate in public international tenders.

Our aim is to gain entrance to international tenders by completing the prequalification program of the WHO. The prequalification process takes a minimum of three months if our product meets all the required standards. When products do not meet the appropriate standards the process can be longer and if the manufacturer fails to prove the quality, safety and efficacy of its medicine it will not be prequalified. Inclusion in the list does not mean that the prequalified status of a product lasts forever. All medicines are re-qualified after five years, or earlier, if needed. WHO also carries out random quality control testing of prequalified medicines that have been supplied to countries.

We hope to qualify and gain acceptance in international public tenders, through the prequalification program process with the WHO under the rules of the International Pharmacopoeia and seek public opportunities in this venue such as, for instance, the Global Fund to Fight AIDS, Tuberculosis and Malaria, and the Bill and Melinda Gates Foundation, We plan to target WHO-Geneva public tenders. We believe that, if we are able to meet the steps necessary to do so, it will take 2 to 3 years or longer to prequalify under the WHO program. This is a long time to exist without any revenues and reliant solely on investment funds.

If we are unable to raise the necessary funds to implement our business, at best we will have to scale back our operations, which would mean it could take longer than 2 or 3 years to complete the prequalification program, and at worst we could go out of business. We have never applied for or been accepted in the WHO prequalification program. Our lack of resources combined with our lack of know-how makes it more difficult to gear up for and maneuver through the prequalification process.

We plan to hire a regulatory affairs consultant to represent our interests and coordinate with different parties to collect all the necessary data and then to prepare the dossier for the WHO prequalification program. Since we have no prior experience in submitting an application for the prequalification program, the hired consultant will be invaluable in the process, and provide us the know-how to complete preliminary activities and submit the dossier. We therefore do not have more information on this aspect of the business plan, but instead, we plan to rely on the information and advise we gather from our consultant. As such, the steps in the process and the associated costs are not fully available to us, and our estimated costs and timeframes included in this plan of operation are subject to change. We may have to raise more money that we anticipate and take additional steps we have not considered.

These unknowns about the process subject us to risk of failure. There is no assurance that we will be able to complete the prequalification process, or have the resources to complete the process. If we are unable fund or complete the process, we will not be able to participate in international public tenders and we will likely go out of business.

Because we are subject to the FDA registration process in each country where we plan to sell our products, at best our geographic reach will be limited and at worst we may never be able to sell our products.

In order to market, distribute and sell our products, we are required to register our products under the laws of each country we plan to conduct business in. These laws are somewhat equivalent to the FDA rules and regulations in the United States. We are currently registered in India and nowhere else. The registration process in each country is different, time consuming and demands significant financial resources. We have no assurance that we will be able to complete the registration process in any country, whether it be a failure to complete the regulatory requirements or our own lack of financial resources. Even if we are able to complete some registrations, we may not have the financial wherewithal to branch out into other countries or maintain the registrations we have. If we are unable successfully complete the registration process or fail to maintain the registrations we have, our financial condition and results of operations will be negatively affected.

The loss of Kingrich Lee, our President, Chief Executive Officer, Chief Financial Officer, Secretary and Director would harm our business and decrease our ability to operate profitably.

We will rely heavily on Kingrich Lee to conduct our operations and the loss of this individual could significantly disrupt our business. Virtually all material decisions concerning the conduct of our business are made or are significantly influenced by Kingrich Lee.

Our management beneficially owns approximately 96% of the shares of common stock and their interest could conflict with the investors which could cause the investor to lose all or part of the investment.

Kingrich Lee, our sole director, President, Chief Executive Officer and Chief Financial Officer owns, or has control over, approximately 96% of our issued and outstanding common stock. As such, Mr. Lee is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of our management but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to our business and operations could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors. Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of our business. This lack of shareholder control could prevent the shareholders from removing from the Board of Directors any directors who are not managing the company with sufficient skill to make it profitable, which could prevent us from becoming profitable.

Our By-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

8

Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares for significant amount of services or raise funds through the sale of equity securities.

Our organizing documents authorize the issuance of 100,000,000 shares of common stock with a par value of $0.01. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Because we have a substantial financial commitment to our Chief Executive Officer through an employment agreement he has with our wholly-owned subsidiary, funds will be diverted away from other important matters in the development of our business plan and could negatively impact our financial position.

Our wholly-owned subsidiary in Hong Kong, Luckycom Ltd., entered into an employment agreement with Kingrich Lee, our officer and director. The agreement is for two years and provides annual compensation of $120,000. This is a lot of money for us to pay. We have limited funds available and any money we are able to raise combined with our existing cash balances will be needed to fulfill this substantial financial commitment. We may not be able to raise enough money to fund the contract. In addition, money that could be spent elsewhere will be needed to fund the contract, and will divert funds away from other important matters in the development of our business plan and could negatively impact our financial position.

Risks Relating to the Foreign Operations

Our business strategy includes conducting business in markets outside North America, which involves a degree of uncertainty from that of domestic operations, which may cause our operating results and reputation to suffer.

We are planning to conduct our business in markets outside of North America. There is no assurance that these efforts will be successful. Our officer and director has some experience in marketing, distributing and selling pharmaceuticals in Europe, USA,China, India and other foreign countries. However, conducting business abroad may subject us to risks and challenges that we would not face if we conducted our business only in the United States.

The risks and challenges associated with operations outside the United States may include: the need to satisfy local requirements and standards, including associated expenses and time delays; laws and business practices favoring local competitors; compliance with multiple, conflicting and changing governmental laws and regulations, including healthcare, food and drug, employment, tax, privacy and so forth; laws regulating to imports and exports of drug products; fluctuations in foreign currency exchange rates; difficulties in setting up foreign operations, including recruiting staff and management; and longer accounts receivable payment cycles and other collection difficulties. One or more of these requirements and risks may preclude us from operating in some markets.

Foreign operations present certain additional risks, including:

●	the general economic and political conditions existing in those countries;
●	difficulties in staffing and managing foreign offices, and the increased travel, infrastructure and legal and compliance costs associated with multiple international locations;
●	product standards or regulations that differ from country to country and from those imposed upon the country by the United States government;
●	devaluations and fluctuations in currency exchange rates;
●	imposition of limitations on conversion of foreign currencies or remittance of dividends and other payments by foreign subsidiaries;
●	imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries;
●	imposition or increase of investment and other restrictions by foreign governments;
●	longer payment cycles; and
●	greater difficulties in accounts receivable collection.

Our sole director and officer is a resident of Hong Kong and investors may have difficulty enforcing any judgments against him within the United States.

Our sole director and officer is a resident of Hong Kong, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company or our sole officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We may be required to maintain various licenses and permits regarding our manufacturing business, and the loss of or failure to renew any or all of these licenses and permits may require the temporary or permanent suspension of some or all of our operations.

In accordance with the laws and regulations of the PRC, India and other foreign locations we may be required to maintain various licenses and permits if we start to outsource our manufacturing. Failure to maintain these licenses, or the loss of or failure to renew such licenses and production permits, could result in the temporary or permanent suspension of some or all of our production or distribution operations and could adversely affect our revenues and profitability.

It may be difficult to affect service of process and enforcement of legal judgments upon our third-party partners who reside outside the United States.

If disputes occur between our third-party partners outside United States and us, service of process on such third-party partner may be difficult to effect within the United States. Also, if main assets of such third-party partner are located outside of the United States any judgment obtained in the United States against them may not be enforceable outside the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We attempt to make every effort to ensure that our operations in China once started are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof.

9

We may be exposed to liabilities under the Foreign Corrupt Practices Act and foreign anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We will be subject to the Foreign Corrupt Practices Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business, once we have agreements with third parties outside of the United States. Foreign governments also strictly prohibit bribery of government officials. Our activities abroad create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or foreign anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Risks Related to the Ownership of Our Stock

Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We intend to engage a market maker to apply to have our common stock quoted on the OTCBB. This process takes at least 60 days and the application must be made on our behalf by a market maker. If our common stock becomes quoted on the OTCBB and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale. We do not currently meet the existing requirements to be quoted on the OTCBB and there is no assurance that we will ever be able to meet those requirements.

We intend to engage a market maker to apply to have our common stock quoted on the OTCBB. This process takes at least 60 days and the application must be made on our behalf by a market maker. We do not currently meet the existing requirements to be quoted on the OTCBB and there is no assurance that we will ever be able to meet those requirements.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCBB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

We are deemed as a “shell company” under the Rule 12b-2 of the Exchange Act, so resale of our shares is not permitted under Rule 144(i) until 12 months after the Company is no longer considered a shell company.

We are deemed as a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” Our shell company status prevents investor to resell our shares under Rule 144(i) unless and until 12 months after we are no longer considered a shell company. We cannot predict that if and when we may no longer be considered as a shell company. Investors may be unable to liquidate their investment under Rule 144(i) for an indefinite long period of time.

10

The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common stock.

Given that we have not received any revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing of $300,000 for the next 12 months, which will require us to issue additional equity securities. We expect to continue our efforts to acquire financing to fund our planned development and expansion activities, which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1933 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Our security holders may face significant restrictions on the resale of our securities due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

11

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly traded companies to obtain.

Under Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our Annual Report on Form 10-K for our fiscal year ending February 28, 2014. We will soon begin the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management’s time and attention from revenue-generating activities to compliance activities. While we expect to expend significant resources to complete this important project, we may not be able to achieve our objective on a timely basis.

Certain of our existing stockholders have substantial influence over us and their interests may not be aligned with the interests of our other stockholders.

Kingrich Lee owns approximately 96% of our outstanding voting securities. Mr. Lee is also our sole officer and director. Mr. Lee, due to his shareholdings and position with our company, has significant influence over our business, including decisions regarding mergers, consolidations, liquidations, the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our assets or reduce the market price of our shares.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

12

Use of Proceeds

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders. The selling security holders will receive all proceeds from this offering and if all of the shares being offered by this Prospectus are sold at $0.11 per share, those proceeds would be approximately $44,000.

Determination of Offering Price

The selling security holders will sell at a fixed price of $0.11 per share for the duration of the offering. The initial offering price was determined by our Board of Directors, who considered several factors in arriving at the $0.11 per share figure, including the following:

●	our most recent private placements of 400,000 shares of our common stock at a price of $0.10 per share;
●	our lack of operating history
●	our capital structure; and
●	the background of our management.

As a result, the $0.11 per share initial price of our common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time. The price is not based on past earnings, nor is it indicative of the current market value of our assets. No valuation or appraisal has been prepared for our business. You cannot be sure that a public market for any of our securities will develop.

The number of shares that may actually be sold by a selling security holder will be determined by each selling security holder. The selling security holders are neither obligated to sell all or any portion of the shares offered under this Prospectus, nor are they obligated to sell such shares immediately hereunder.

Dilution

All of the 400,000 shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

Selling Security Holders

The 33 selling security holders are offering for sale of 400,000 shares of our issued and outstanding common stock which they acquired at $0.10 per share in the latest private placements during January, 2013.

All of these shares were issued in reliance upon an exemption from registration pursuant to Regulation S under the Securities Act of 1933 (the “Securities Act”). Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

The selling security holders will sell at a fixed price of $0.11 per share for the duration of the offering.

The following table provides information as of October 9 , 2013 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

●	the number of shares owned by each prior to this offering;
●	the number of shares being offered by each;
●	the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;
●	the percentage of shares owned by each; and
●	the identity of the beneficial holder of any entity that owns the shares being offered.
13

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Yang Zhen	25,000	25,000	0	0
Lu Fu An	5,000	5,000	0	0
Chen Qiao Ling	5,000	5,000	0	0
ZHOU LING	5,000	5,000	0	0
Wu Jie Pei	5,000	5,000	0	0
Li San Hua	5,000	5,000	0	0
YANG HONG YING	10,000	10,000	0	0
Ma Xue Hua	5,000	5,000	0	0
DING YU PING	5,000	5,000	0	0
ZHONG WEN	20,000	20,000	0	0
ZHONG LING	20,000	20,000	0	0
LIU LUN FEN	10,000	10,000	0	0
LIANG JIAN XI	10,000	10,000	0	0
HE XIAO LU	5,000	5,000	0	0
XIONG TAO GUI	5,000	5,000	0	0
FU ZHI HUA	5,000	5,000	0	0
ZHANG SHI YING	5,000	5,000	0	0
ZHONG JIN LAN	5,000	5,000	0	0
HUANG YA PING	5,000	5,000	0	0
Wang Yue Gao	5,000	5,000	0	0
LI WEN JIAN	5,000	5,000	0	0
QU JIE YU	5,000	5,000	0	0
DONG SHI HUI	5,000	5,000	0	0
AO MIAO	5,000	5,000	0	0
DING KUN XI	5,000	5,000	0	0
LI DE QUAN	5,000	5,000	0	0
CHEN BING ZHAO	5,000	5,000	0	0
HU HONG LEI	5,000	5,000	0	0
LI YUN YUN	10,000	10,000	0	0
YANG SI MEI	10,000	10,000	0	0
LAI SHAO ZHEN	5,000	5,000	0	0
XIE YONG LIANG	20,000	20,000	0	0
LI JIN XIAN	150,000	150,000	0	0

(1)	The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 10,500,000 shares of our common stock issued and outstanding and as at October 9 , 2013.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

14

Plan of Distribution

We are registering 400,000 shares of our common stock on behalf of the selling security holders. We are offering 100% of our outstanding shares held by non-affiliates for resale pursuant to this registration statement. The selling security holders will sell the 400,000 shares of our common stock at a fixed price of $0.11 per share for the duration of the offering.

No public market currently exists for shares of our common stock. We intend to engage a market maker to apply to have our common stock quoted on the OTCBB. In order for our common stock to be quoted on the OTCBB, a market maker must file an application on our behalf to make a market for our common stock. This process takes at least 60 days and can take longer than a year. We have not yet engaged a market maker to make an application on our behalf. There can be no assurance that our common stock will become quoted on the OTCBB. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock.

Trading in stocks quoted on the OTCBB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. The OTCBB should not be confused with the NASDAQ market. OTCBB companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market.

Moreover, the OTCBB is not a stock exchange, and the trading of securities on the OTCBB is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

●	on such public markets as the securities may be trading;
●	in privately negotiated transactions;
●	in any combination of these methods of distribution.

The selling security holders will sell the 400,000 shares of our common stock at a fixed price of $0.11 per share for the duration of the offering.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, the selling securities holders are deemed to be engaged in a distribution of the securities of the Company offered under this prospectus, and therefore are considered to be an underwriter. The selling security holders, as underwriters, must comply with applicable laws and may, among other things:

●	furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;
●	not engage in any stabilization activities in connection with our securities; and
●	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

15

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this prospectus are deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling security holders are deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders are subject to the prospectus delivery requirements of the Securities Act. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;;
●	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;
●	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;
●	contains the toll-free telephone number for inquiries on disciplinary actions;
●	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
●	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.
16

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

●	the bid and ask prices for the penny stock;
●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;
●	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and
●	a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value.

Common Stock

As of October 9 , 2013 we had 10,500,000 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

17

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends. We have not declared any dividends since inception.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements have been included in this Prospectus in reliance upon Silberstein Ungar, PLLC an independent registered public accounting firm, as experts in accounting and auditing.

18

Description of Business

Forward-Looking Statements

This Prospectus contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for the purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications outlined above and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements.

Business of Company

We were incorporated on January 02, 2013 under the laws of the State of Nevada. Our principal executive offices are located at Level 8, Two Exchange Square, 8 Connaught Place, Central, Hong Kong and one office located at 200 S. Virginia Street, 8th Floor, Reno, NV 89501 USA. Our telephone # is 775-636-6988. Our fiscal year end is February 28.

We are a development stage company and we plan to be in the business of marketing, distributing and selling pharmaceutical medicines in international tenders managed by World Health Organization-Geneva (WHO).

Until recently, we did not yet own the rights to market, distribute or sell any pharmaceutical medicines. On July 3, 2013, however, we entered into a license agreement (the “Agreement”), which was amended on July 30, 2013, with Luckycom Pharma Pte. Ltd. based out of Singapore and acquired the exclusive and worldwide rights to manufacture, have manufactured, distribute, sell, market and promote antimalarial medicines. We paid Luckycom Pharma 500,000 shares of our common stock for the two year license. Under the Agreement, we also acquired an option to purchase the antimalarial medicine intellectual property from Luckycom Pharma for 9,000,000 shares of our common stock.

Luckycom Pharma is owned by our officer and director, Kingrich Lee, and, as such, the Agreement is considered a related party transaction. The shares paid under the Agreement belong to Mr. Kingrich through his company Luckycom Pharma. He has been instrumental in working with his Singapore company to establish a business arrangement suitable to both parties. It is intended that Luckycom Pharma will focus on R&D and generic and renovated drugs development, and we work to gain acceptance with the WHO prequalification program and thereafter to supply bulk medicines to international tenders. We amended the terms of the Agreement on July 30, 2013 with Luckycom Pharma to provide that Luckycom Pharma would develop the products, as was envisioned by the parties originally but erroneously drafted in the Agreement. The Agreement provided that we (and not Luckycom Pharma) acquired the license to “develop” the products. To remedy this, we entered into the amendment to provide that Luckycom Pharma retained the right to develop the products.

19

Luckycom Pharma started developing antimalarial drugs in 2005. At present, Luckycom Pharma has developed the following renovated antimalarial drugs:

1.	Artemether injection
2.	Artesunate-Amodiaquine tablets
3.	Artesunate-Sulfodoxine and Pyrimethamine Kit tablets
4.	Sulfodoxine and Pyrimethamine tablets & suspension
5.	Quinine tablets, injection and suspension
6.	LC01-AX6 ,a compound Antimalarial Drugs in tablets & Suspension Form.(Under Development)

With our license with Luckycom Pharma, in the next twelve months and beyond, we plan to qualify and gain acceptance in international public tenders, through the prequalification program process with the WHO under the rules of the International Pharmacopoeia. We will focus on the following activities in the pursuit of our business:

1.	establishing an agreement with a regulatory affairs consultant firm;
2.	establishing a supply agreement with an Active Pharmaceutical Ingredient (API) manufacturer for Artesuante ,Amodiaquine and Artemether supplies with WHO prequalification;
3.	establishing a manufacturing agreement with two manufacturers with MHRA(UK) compliant facilities; and
4.	working on the application process with WHO under its the prequalification program.

If the application process with the WHO exceeds two years and, assuming we have financing available to make it that far in the process, we will have to renegotiate our two year license agreement with Luckycom Pharma or exercise our option to purchase the antimalarial medicine intellectual property from Luckycom Pharma outright.

Malaria

Malaria is a life-threatening disease caused by parasites that are transmitted to people through the bites of infected mosquitoes. According to World Malaria Report 2011 Fact Sheet by the WHO, there were about 216 million cases of malaria in 2010 (with an uncertainty range of 154 million to 289 million) and an estimated 665, 000 deaths (with an uncertainty range of 490 000 to 836000). The World Malaria Report 2012 summarizes data received from 104 malaria-endemic countries and territories for 2011. Ninety-nine of these countries had on-going malaria transmission.

International disbursements for malaria control rose steeply during the past eight years and were estimated to be US$ 1.66 billion in 2011 and US$ 1.84 billion in 2012. National government funding for malaria programs has also been increasing in recent years, and stood at an estimated US$ 625 million in 2011.However, the currently available funding for malaria prevention and control is far below the resources required to reach global malaria targets. An estimated US$ 5.1 billion is needed every year between 2011 and 2020 to achieve universal access to malaria interventions.

Malaria is caused by plasmodium parasites. The parasites are spread to people through the bites of infected Anopheles mosquitoes, called "malaria vectors", which bite mainly between dusk and dawn.

There are four parasite species that cause malaria in humans:

●	Plasmodium falciparum
●	Plasmodium vivax
●	Plasmodium malariae
●	Plasmodium ovale

Plasmodium falciparum and Plasmodium vivax are the most common. Plasmodium falciparum is the most deadly. In recent years, some human cases of malaria have also occurred with Plasmodium knowlesi – a species that causes malaria among monkeys and occurs in certain forested areas of South-East Asia.

Malaria is transmitted exclusively through the bites of Anopheles mosquitoes. The intensity of transmission depends on factors related to the parasite, the vector, the human host, and the environment.

20

About 20 different Anopheles species are locally important around the world. All of the important vector species bite at night. Anopheles mosquitoes breed in water and each species has its own breeding preference. For example, some prefer shallow collections of fresh water, such as puddles, rice fields, and hoof prints. Transmission is more intense in places where the mosquito lifespan is longer (so that the parasite has time to complete its development inside the mosquito) and where it prefers to bite humans rather than other animals. For example, the long lifespan and strong human-biting habit of the African vector species is the main reason why most of the world's malaria deaths are in Africa.

Transmission also depends on climatic conditions that may affect the number and survival of mosquitoes, such as rainfall patterns, temperature and humidity. In many places, transmission is seasonal, with the peak during and just after the rainy season. Malaria epidemics can occur when climate and other conditions suddenly favor transmission in areas where people have little or no immunity to malaria. They can also occur when people with low immunity move into areas with intense malaria transmission, for instance to find work, or as refugees. Human immunity is another important factor, especially among adults in areas of moderate or intense transmission conditions. Partial immunity is developed over years of exposure, and while it never provides complete protection, it does reduce the risk that malaria infection will cause severe disease. For this reason, most malaria deaths in Africa occur in young children, whereas in areas with less transmission and low immunity, all age groups are at risk.

Early diagnosis and treatment of malaria reduces disease and prevents deaths. It also contributes to reducing malaria transmission. The best available treatment, particularly for P. falciparum malaria, is artemisinin-based combination therapy (ACT). WHO recommends that all cases of suspected malaria be confirmed using parasite-based diagnostic testing (either microscopy or rapid diagnostic test) before administering treatment. Results of parasitological confirmation can be available in 15 minutes or less. Treatment solely on the basis of symptoms should only be considered when a parasitological diagnosis is not possible.

Resistance to antimalarial medicines is a recurring problem. Resistance of P. falciparum to previous generations of medicines, such as chloroquine and sulfadoxine-pyrimethamine (SP), became widespread in the 1970s and 1980s, undermining malaria control efforts and reversing gains in child survival.

In recent years, parasite resistance to artemisinins has been detected in four countries of the Greater Mekong subregion: Cambodia, Myanmar, Thailand andVietnam. While there are likely many factors that contribute to the emergence and spread of resistance, the use of oral artemisinins alone, as monotherapy, is thought to be an important driver. When treated with an oral artemisinin-based monotherapy, patients may discontinue treatment prematurely following the rapid disappearance of malaria symptoms. This results in incomplete treatment and such patients still have persistent parasites in their blood. Without a second drug given as part of a combination (as is provided with an ACT), these resistant parasites survive and can be passed on to a mosquito and then another person.

According to World Malaria Report 2012, the main ACT antimalarial drugs recommended by WHO are:

1.	Artemether plus Lumefantrine
2.	Artesunate plus Amodiaquine,
3.	Artesunate plus Mefloquine
4.	Artesunate plus Sulfadoxine/Pyrimethamine,
5.	Dihydroartemisinin plus Piperaquine.

The choice of the ACT should be based on the therapeutic efficacy of the combination in the country or area of intended use. Artemisinin and its derivatives should not be used as monotherapies for the treatment of uncomplicated malaria as poor adherence to the required 7-day course of treatment results in partial clearance of malaria parasites which will promote resistance to this critically important class of antimalarials.

P. vivax malaria should be treated with chloroquine in areas where this drug is effective; an appropriate ACT (not artesunate plus sulfadoxine-pyrimethamine) should be used in areas where P. vivax resistance to chloroquine has been documented. Both chloroquine and ACTs should be combined with a 14-day course of primaquine for the radical cure of P. vivax malaria in order to prevent relapses, subject to consideration of the risk of haemolysis in patients with G6PD deficiency.

21

Severe malaria should be treated with injectable artesunate and followed by a complete course of an effective ACT as soon as the patient can take oral medications. Where complete parenteral treatment of severe malaria is not possible, e.g. in peripheral health posts, patients should be given pre-referral treatment and referred immediately to an appropriate facility for further treatment. Options available for pre-referral treatment are: artesunate (rectal), quinine (IM), artesunate (IM) or artemether (IM). In settings with limited health facility access, diagnosis and treatment should be provided at community level through a programme of community case management (formerly known as home-based management) of malaria. With the introduction of malaria RDTs, malaria can be distinguished from non-malaria febrile illnesses which also need appropriate care, notably pneumonia which is a major cause of childhood mortality. The new strategy targeting the diagnosis and treatment of malaria, pneumonia and diarrhoea at community level is termed integrated community case management (iCCM) of childhood illness.

Based on a recent review of the evidence (32) and assessment by the MPAC, WHO recommends that in areas where there is a threat of artemisinin resistance and in areas targeted for falciparum malaria elimination, and where a single dose of primaquine as gametocytocide for P. falciparum malaria is not yet implemented, a single 0.25 mg base/kg primaquine dose should be given to all patients with confirmed P. falciparum malaria on the first day of ACT treatment, except to pregnant women and infants <1 year of age.

Our Pharmaceutical Products

Quinine (Our Brand Name: Lcquin)

The form of quinine most effective in treating malaria was discovered by Charles Marie de La Condamine in 1737. Quinine was isolated and named in 1820 by French researchers Pierre Joseph Pelletier and Joseph Bienaimé Caventou. The name was derived from the original Quechua (Inca) word for the cinchona tree bark, quina or quina-quina, which means "bark of bark" or "holy bark." Prior to 1820, the bark was first dried, ground to a fine powder, and then mixed into a liquid (commonly wine) which was then drunk. Large-scale use of quinine as a prophylaxis started around 1850. As of 2006, quinine is no longer recommended by the WHO as a first-line treatment for malaria, and should be used only when artemisinins are not available. However, Quinine is still quite widely used in the markets. Today, the drug is available as generic from several manufacturers.

Sulfodoxine-Pyrimethamine (Our Brand Name: LUCKYSP)

Sulfadoxine-pyrimethamine is a combination antimalarial containing the sulfonamide antibacterial sulfadoxine and the antiparasitic pyrimethamine. Both drugs are antifolates: they inhibit the production of enzymes involved in the synthesis of folic acid within the parasites. Either drug by itself is only moderately effective in treating malaria, because the parasite Plasmodium falciparum may be able to use exogenous folic acid, i.e. folic acid which is present in the parasite's environment, while in combination, the two substances have a synergistic effect which outbalances that ability.

The combination is considered to be more effective in treating malaria caused by Plasmodium falciparum than that caused by Plasmodium vivax, for which chloroquine is considered more effective, though in the absence of a species-specific diagnosis the sulfadoxine-pyrimethamine combination may be indicated. Due to side effects, however, it is no longer recommended as a routine preventative, but only to treat serious malaria infections or to prevent them in areas where other drugs may not work. Today, the drug is available as generic from several manufacturers.

Artemether (Our Brand Name: Beter )

Artemether is highly effective against the blood schizonts of both malarial parasites Plasmodium falciparum and Plasmodium vivax. It is available as a mono-therapy. The artemether injection was developed by China Kunming Pharma in 1989. It's combination (co-formulation) with Lumefantrine has first been marketed by Novartis under the brand names Riamet and Coartem. Artemether has been assigned to category C by the FDA on the basis of animal data which shows an association with fetal-loss and deformity. However, clinical data appears to show that artemether is safe in pregnancy. A meta-analysis of 14 clinical trials that looked at artemether use in a total of 945 pregnant women did not find evidence of harm, and a clinical trial of artemether-lumefantrine designed to look at this question found fewer adverse events in the 138 pregnant women treated with artemther-lumefantrine than women treated with Quinine. WHO’s website currently shows that no applicant has been prequalified for artemether injections, although API artemether ingredients manufacturers have passed the prequalification program between January and August 2013.

22

Artesunate-Amodiaquine (Our Brand Name: Co-Sunate)

Artesunate-amodiaquine is a fixed-dose artemisinin-based combination therapy (ACT) indicated for the treatment of acute uncomplicated Plasmodium falciparum malaria. It was launched in 2007 as an affordable treatment for malaria, devised by DNDi in partnership with Sanofi-Aventis. At present, Sanofi Aventis ,Cipla Pharma, Ipca Pharma passed WHO PQP for Artesunate-Amodiaquine, in 3+3,6+6,12+12 tablets forms for child, Junior, Adult forms. Our products are developed into 3+3,3+3,3+3 tablets for child, junior and adult forms.

Artesunate+Sulfadoxine/Pyrimethamine ( Our Brand Name: Sunita)

Artesunate is an antimalarial agent and has a rapid and potent schizonticidal activity against malaria parasites. It is a water-soluble hemisuccinate derivative of dihydroartemisinin. Sulfadoxine and Pyrimethamine act by reciprocal potentiation of its two components, achieved by a sequential blockage of two enzymes involved in the biosynthesis of folic acid in parasites.

Artesunate+ Sulfadoxine/ Pyrimethamine Tablets are a treatment for all forms of malaria due to Plasmodium falciparum, Plasmodium vivax, Plasmodium ovale and Plasmodium malariae. The drug is patent free and available to manufacture. At present, Guilin Pharma is the only manufacturer passed WHO PQP. Guilin Pharma developed two strengths in 3+1 tablet and 6+2 tablets, and we developed 3+1,6+2,6+3 kit tablets in three strengths for child, junior and adult forms.

LC01-AX6

LC01-AX6 is a renovated compound antimalarial drug in tablet and suspension form. Currently under development, we believe this drug will be an excellent choice for malarial disease complying with latest WHO-Geneva and International Pharmacopoeia guidelines. We expect this product will be ready for launch in 2015. Luckycom Pharma has been developing LC01-AX6 and has provided small batches of the product to distributors for feedback. Feedback from the distributor stated that, although the drugs were effective, it was difficult to estimate the correct quantity to keep in stock for different age malaria patients. Luckycom Pharma had the product available in four doses: for infants, toddlers, youth and adults. The distributor had difficulties estimating right purchase quantity for four strengths drugs and they did not want to maintain four strengths in stock which may bring a loss to them. From this information Luckycom Pharma has been active in further developing the product into two strengths: one for baby and toddler patients, and one for youth and adult patients. Also, due to revisions of international pharmacopoeia from 2001 to 2012, further bioequivalent and bioavailability studies are also being undertaken. Moreover, the ingredients manufactures we plan to work with just got WHO prequalified in 2013. As a result of these activities, Luckcom Pharma believes that the drugs can be ready by or before December 2015.

If we are able to gain access to prequalification with the WHO, we plan to submit LCO1-AX6 when it is ready.

Our Business Strategy

As described above, Luckycom Pharma has developed the main range of antimalarial drugs which can almost fully cover malarial treatment recommended by the WHO latest policies implemented from 2012. We have licensed the antimalarial drugs from Luckycom Pharma. We now plan to qualify and gain acceptance in international public tenders, through the prequalification program process with the WHO under the rules of the International Pharmacopoeia.

All products that we have acquired from Luckycom Pharma, save LC01-AX6, are ready for commercial sale in India, where they have gone through the Indian FDA registration process. While we are legally registered in India and will be ready for sales once we have established an outsource manufacturer, distribution channels and end consumers, our business strategy is not focused in this direction at the present time.

Our officer and director, working for Luckycom Pharma has discovered from previous experience that a business model based on sales in a limited geographic area is unfruitful. In 2009, Luckycom Pharma visited different distributors covering around 20 countries in Africa, Asia, and Sudan under the “Luckycom UK” brand name.  Also at the time, Luckycom Pharma engaged in the FDA registration process in Malawi and, although an inspection of its facilities was made and approved, Luckycom Pharma never finished the registration process.  The company was also involved in Sudan’s antimalarial drugs government tender through one Sudan distributor, but later the Sudan tender ceased operations due to Sudan’s government separation, and Sudan split into two countries in July 2011. A more large scale operation was not possible for these venues and the company needed additional financing. The normal drug exporter strategy was unsuitable for Luckycom Pharma. As a result, Luckycom Pharma decided to hold off, seek additional funding, and reevaluate its business model.

The problems experienced by Luckycom Pharma are summarized by limited resources, a limited geographic sales market, and the burden to register under each country’s FDA laws before expansion was possible.

Learning from past experiences, we have opted for a more international approach and focus on the public sector. We believe that a viable and more lucrative market exists for us in this space than to focus on any regional private sector. We hope to qualify and gain acceptance in international public tenders, through the prequalification program process with the WHO under the rules of the International Pharmacopoeia and seek public opportunities in this venue such as, for instance, the Global Fund to Fight AIDS, Tuberculosis and Malaria, and the Bill and Melinda Gates Foundation.

Preliminary Activities before Applying for the Prequalification Program

The prequalification project was started in 2001 to assure medicinal products supplied for procurement meet WHO norms and standards with respect to quality, safety and efficacy (http://www.who.int/medicines/). Specifically, it is a requirement that the submitted product dossier is assessed and found acceptable, and that the manufacturing sites for the finished pharmaceutical product, as well as the API (Active Pharmaceutical Ingredient) manufacturer are both inspected and found to comply with WHO Good Manufacturing Practices (GMP).

In order to apply, we will first engage a regulatory affair consultant firm lead by a licensed pharmacist to help guide us through the WHO Prequalification Program. The pharmacist responsible for regulatory affairs will take care of the farming out and the completion of CRO, GCP and GLP activities, defined below, and prepare the dossier according to WHO norms.

Contract Research Organization (CRO): A scientific organization (commercial, academic or other) to which a sponsor may transfer some of its tasks and obligations. Any such transfer should be defined in writing.

Good Clinical Practice (GCP): A standard for clinical studies which encompasses the design, conduct, monitoring, termination, audit, analyses, reporting and documentation of the studies and which ensures that the studies are scientifically and ethically sound and that the clinical properties of the pharmaceutical product (diagnostic, therapeutic or prophylactic) under investigation are properly documented.

Good Laboratory Practice (GLP): A quality system concerned with the organizational process and the conditions under which non-clinical health and environmental safety studies are planned, performed, monitored, recorded, archived and reported (OECD).

23

The regulatory affair consultant will represent our interests to coordinate different parties to collect all the necessary data and then to prepare the dossier for the WHO prequalification program. Since we have no prior experience in submitting an application for the prequalification program, the hired consultant will be invaluable in the process, and provide us the know-how to complete preliminary activities and submit the dossier. We therefore do not have more information on this aspect of the business plan, but instead, we plan to rely on the information and advise we gather from our consultant.

Secondly, we need to join with active pharmaceutical ingredient (API) manufacturers for different ingredients that we will need for our antimalarial drugs.

Under our plan, we intend to submit two antimalarial drugs into the WHO Prequalification Program:

1.	Co-Sunate Drugs(Artesuante-Amodiaquine 50/100/200)
2.	Beter injection (Artemether injection 40 & 80 mg)

Accordingly, we need to engage with Artesuante,Amodiaquine and Artemether APIs manufacturers with WHO prequalification. This means the API manufacturers will have already submitted their ingredients and gained acceptance under WHO prequalification program. Several to our knowledge have done this from January to August of 2013. We have not contacted any of them, however, nor do we have any agreements or understandings in place. We will have to raise money first.

Thirdly we will engage with two MHRA compliant GMP drugs manufacturers, one with tablets and dry suspension facilities, another manufacturer with liquid and oil injection facilities. With the samples manufactured in these two MHRA plants with the ingredients from the API prequalified manufacturers, we plan to manufacture the samples and complete the CRO, GCP,GLP requirements. We plan to then appoint a Quality Control Laboratory (QCL) to conduct testing and analysis of medicine samples consistently and reliably. ,Finally, we plan to hire a Clinical Research Organization (CRO) firm to complete the bioequivalence studies to confirm following issues:

1.	Products to be prequalified are multisource (generic) products;
2.	Therapeutic equivalence generally demonstrated by bioequivalence study in CROs
3.	Findings of deficient and discrepant bioequivalence data and non-compliance with norms and standards for GCP (WHO) and GLP (WHO GPNPCL, and OECD as appropriate)

According to WHO Prequalification of Medicines Program-Application Fee issued by the WHO effective on September 1, 2013, the fees for applications to prequalify a finished pharmaceutical product (FPP) are as follows:

First application accepted for evaluation in relation to an EoI medicine (FPP)	No fee
Second application accepted for evaluation relation to an EoI medicine (FPP) OR Application to prequalify a medicine that has been approved by an SRA	USD 3,000
Third application accepted for evaluation in relation to an EoI medicine (FPP)	USD 6,000
All other applications to prequalify an EoI medicine (FPP)	USD 8,000

As such, we do not have to pay for our first application.

We have identified a qualified regulatory affair consultant, several API ingredients manufactures, and two MHRA complaint medicine manufacturers. We have not contacted any of them, nor have we entered into any agreement or understanding. We will have to first raise money.

24

Steps of the Prequalification Program

After we complete the above activities, we will file our two drugs in an application under our name to participate in the WHO Prequalification Program. The application and drugs will be ours, under our license agreement, and the relative APIs and MHRA manufacturers will be participating parties within our WHO tender project.

In close cooperation with national regulatory agencies and partner organizations, the Prequalification Program aims to make quality priority medicines available for the benefit of those in need. This is achieved through its evaluation and inspection activities, and by building national capacity for sustainable manufacturing and monitoring of quality medicines.

The strategy of the WHO Prequalification Program is as follows:

●	Apply unified standards of acceptable quality, safety and efficacy.

●	Comprehensively evaluate the quality, safety and efficacy of medicinal products, based on information submitted by the manufacturers, and inspection of the corresponding manufacturing and clinical sites.

●	Prequalify sources of active pharmaceutical ingredients by comprehensively evaluating the quality of the API based on information submitted by the manufacturers, and inspection of the corresponding manufacturing sites.

●	Prequalify quality control laboratories of pharmaceuticals.

●	Build the capacity of staff from national regulatory authorities, quality control laboratories, and from manufacturers or other private companies, to ensure medicines quality.

The list of prequalified medicinal products used for malaria produced by the Program is used principally by United Nations agencies including UNAIDS and UNICEF to guide their procurement decisions. But, the list has become a vital tool for any agency or organization involved in bulk purchasing of medicines, be this at country level, or at international level, as demonstrated by the Global Fund to Fight AIDS, Tuberculosis and Malaria.

The Prequalification Program, set up in 2001, is a service provided by the WHO to facilitate access to medicines that meet unified standards of quality, safety and efficacy for HIV/AIDS, malaria and tuberculosis. From the outset, the Program was supported by UNAIDS, UNICEF, UNFPA and the World Bank as a concrete contribution to the United Nations priority goal of addressing widespread diseases in countries with limited access to quality medicines.

Prequalification was originally intended to give United Nations procurement agencies, such as UNICEF the choice of a range of quality medicines. With time, the growing list of products (i.e. medicines) that have been found to meet the set requirements has come to be seen as a useful tool for anyone bulk purchasing medicines, including countries themselves and other organizations. For instance, the Global Fund to Fight AIDS, Tuberculosis and Malaria disburses money for medicines that have been prequalified by the WHO process.

Any applicant wishing their medicines to be included in the prequalified products list is invited to apply, provided the medicines are on the invitation for Expression of Interest (EOI). Each applicant must present extensive information on the product (or products) submitted to allow qualified assessment teams to evaluate its quality, safety and efficacy.

25

●	The applicant must also make its contract manufacturing sites to an inspection team which assesses working procedures for compliance with WHO Good Manufacturing Practices (GMP). Alternatively, the inspections carried out by stringent regulatory bodies are recognized and their work is not duplicated by WHO. The standards against which the assessment teams evaluate both the quality specifications of medicines and the manufacturing sites are based on the principles and practices agreed by the world’s leading regulatory agencies and adopted by the WHO Expert Committee on Specification for Pharmaceutical Preparations. In other words: The applicant provides a comprehensive set of data about the quality, safety and efficacy of its product, including details about the purity of all ingredients used in manufacture, data about finished products, such as information about stability, and the results of in vivo bioequivalence tests (clinical trials conducted in healthy volunteers).

●	The team of assessors evaluates all the data presented and if satisfied with the evidence sends the product to professional control testing laboratories contracted by WHO in France, South Africa or Switzerland for analytical verification of quality.

●	If the product is found to meet the specified requirements, and the manufacturing site complies with GMP, both the product linked to this manufacturing site and company are added to a list hosted by WHO on a public web site.

All product and manufacturing site requirements, standards used in evaluating the product and the profile of the inspection teams are outlined on this web site. The site also includes the list of prequalified medicines and their manufacturers.

The prequalification process takes a minimum of three months if the product meets all the required standards. When products do not meet the appropriate standards the process can be longer and if the manufacturer fails to prove the quality, safety and efficacy of its medicine it will not be prequalified. Inclusion in the list does not mean that the prequalified status of a product lasts forever. All medicines are re-qualified after five years, or earlier, if needed. WHO also carries out random quality control testing of prequalified medicines that have been supplied to countries.

Medicines which have been found to meet the required standards so far are from both brand name and generic manufacturers and include antimalarials.

Even though some larger firms are able to complete the process in a matter of months, we believe that it will take us 2 to 3 years to complete the prequalification process.

The following are the general steps taken under the WHO Prequalification Program.

▪	Step 1. Submission of dossiers. The dossier details the product, including the product information, patient information and package inserts, interchangeability (bioequivalence studies), stability testing, and summaries of pharmacology, toxicology, and efficacy of the product. The dossier explains the regulatory status in other countries, indicates the active pharmaceutical ingredient(s) (API), lists the properties of the APIs, states the sites of manufacturing, explains the container/closure system and other packaging requirements and provides other specifications.

▪	Step 2. Initial screening of dossiers. The dossier is initially screened for completeness and the applicant is notified of deficiencies.

▪	Step 3. Assessment of dossiers. A team of experts (pharmaceutical development, bioequivalence, etc.) evaluates the dossier and provides the outcome to the applicant.

▪	Step 4. Site inspection. An inspector is appointed that is technically qualified. An inspection team visits the manufacturing site and inspects according to WHO current good manufacturing practices (cGMP)

▪	Step 5. Report on findings and recommendations. Reports are generated from the dossier assessment and inspection of site findings. These results are communicated to the applicant, API supplier and manufacturers. Additional information is often requested.

▪	Step 6. Publication of evaluation results. If the applicant meets the standards, they are added to the prequalified suppliers’ list. The outcome is communicated to the applicant and the WHO Public Assessment Report is published on the WHO website.

▪	Step 7. Sampling and testing. Random samples of product are supplied and further inspections continue. Any failures are communicated to the applicant.

▪	Step 8. Reevaluation and reinspection. At regular intervals (minimum every three years), reavaluation and reinspection occurs, unless changes are made to the product by suppliers and/or manufacturers or there are other instances of complaints or misconduct revealed.

26

Post Prequalification Strategy

We have no assurance that we will meet the requirements necessary to be accepted under the prequalification program. We expect to be in the application process for at least two or three years, and maybe longer. If we are able to gain acceptance and prequalify with the WHO, our long term plan is to seek out public opportunities in this venue and participate in bulk supplying of medicines to reputable NGO’s, MOH’s, United Nations agencies including UNAIDS and UNICEF, or at the international level, as demonstrated by the Global Fund to Fight AIDS, Tuberculosis and Malaria once we pass the Prequalification of Medicines Program managed by World Health Organization-Geneva (WHO). We do not have any agreements or understandings with any of these reputable agencies.

If we are unable to raise the necessary funds to implement our business, at best we will have to scale back our operations, which would mean it could take longer than 2 or 3 years to complete the prequalification program, and at worst we could go out of business. While our CEO, Kingrich Lee, has experience in the pharmaceutical industry, we have never applied for or been accepted in the WHO prequalification program. Our lack of resources combined with our lack of know-how makes it more difficult to gear up for and maneuver through the prequalification process.

If, however, we are able to raise the money we need, engage a regulatory affair pharmacist firm to prepare the dossier and complete CRO, GLP and GCP activities, locate APIs manufacturers with WHO prequalification and manufacturers with UK MHRA complaint facilities, we believe that we will be able to participate in international public tenders and become a WHO-Geneva qualified medicine maker and marketer. We plan to submit two drugs to the program: Artesunate+Amodiaquine and Artemether injection. We may launch other antimalarial drugs to WHO-Geneva after these two drugs successfully gain acceptance in the prequalification process.

Manufacturing and Supply

We have identified two manufacturing plants in India with MHRA(UK) compliant facilities for manufacturing activities. One we will need for tablets and dry suspension, and the other for liquid and oil injection. We currently do not have any arrangements or understandings in place surrounding the use of any facilities at the present time. Given our stage of development, we have not yet established any agreements or arrangements with any manufacturers. However, in the next twelve months, if we are able to obtain funding, we plan to work with these two MHRA(UK) compliant facilities in India to start the process of retrofitting its facility to meet WHO standards.

Subsequently, we will need to acquire samples from these these two MHRA(UK) manufacturers of Artesuante,Amodiaquine and Artemether using ingredients from APIs manufacturers with WHO prequalification, finish the bioequivalent and bioavailability information from the GCP & GLP accredited CRO, and the regulatory affair pharmacist will prepare all relative drugs dossiers and filed to WHO-Geneva under the name of LUCKYCOM Inc. to participate international antimalarial business.

Sales and Marketing

Given our stage of development, we have not yet established commercial organization or distribution capabilities, nor have we entered into any partnership or co-promotion arrangements with an established pharmaceutical company. We plan to join with a European international tender distributor to carry out our distribution efforts, which can reduce the sales and marketing expenses we would otherwise have to incur alone. We do not have any agreements or understandings with this distributor at this moment.

We plan to register and sell the antimalarial drugs in direct participation with international tender business, the WHO global procurement system as well as tropical epidemic countries Ministry of Health tender which require participation with the WHO Procurement Prequalification Program.

27

Competition

Our industry is highly competitive and subject to rapid and significant technological change. Our potential competitors include large pharmaceutical and biotechnology companies, specialty pharmaceutical and generic drug companies, academic institutions, government agencies and research institutions. Key competitive factors affecting the commercial success of our product candidates are likely to be efficacy, safety and tolerability profile, reliability, convenience of dosing, price and reimbursement.

The market for antimalarial drugs business is especially large and competitive. The products we are going to acquire will face intense competition. Many of our existing or potential competitors have substantially greater financial, technical and human resources than we do and significantly greater experience in the discovery and development of product candidates, obtaining FDA and other regulatory approvals of products and the commercialization of those products. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a small number of our competitors. Accordingly, our competitors may be more successful than we may be in obtaining FDA approval for drugs and achieving widespread market acceptance. Our competitors' drugs may be more effective, or more effectively marketed and sold, than any drug we may commercialize and may render our product candidates obsolete or non-competitive before we can recover the expenses of developing and commercializing any of our product candidates. Our competitors may also obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours. We anticipate that we will face intense and increasing competition as new drugs enter the market and advanced technologies become available. Finally, the development of new treatment methods for the diseases we are targeting could render our drugs non-competitive or obsolete.

Regulatory Matters

Due to the fact that artemisinine based antimalarial drugs were innovated by Chinese herbal professionals, no traditional patents have been properly applied in international markets, and the drug ranges have not been included in British Pharmacopoeia or US Pharmacopoeia. Hence, the WHO has spent more than ten years to develop its International Pharmacopeia for each molecular standard for artesunate, artemether, artemisinine and dihydroartemisinin.

The history of the International Pharmacopoeia dates back to 1874 when the need to standardize terminology and specify dosages and composition of drugs led to attempts to produce an international pharmacopoeia compendium. The International Pharmacopoeia now constitutes a collection of recommended procedures for analysis and specifications for the determination of pharmaceutical substances, excipients, and dosage forms that is intended to serve as source material for reference or adaptation by any WHO member state wishing to establish pharmaceutical requirements. The International Pharmacopeia, or any part of it, shall have legal status, whenever a national or regional authority expressly introduces it into appropriate legislation. The Fourth Edition of the International Pharmacopoeia comprises Volumes 1 and 2, published in 2006, the First Supplement, published in 2008, the Second Supplement published in 2011, as amended and augmented by the text of the Third Supplement published in 2013.

28

Luckycom Pharma has strictly followed WHO norms to develop its antimalarial drugs and has received approval by the Indian Food and Drugs Administration that its antimalarial drugs can be manufactured and marketed in India. Because antimalarial drugs are one of the three special essential drugs supervised by the WHO, we will have to apply to the WHO prequalification program if we want to participate in international public tenders. For private markets, we will have to register in different countries and sell through medical distributors. We plan to register after we have engaged pharmaceutical distributors in the countries we plan to target. Each target malarial epidemic country requires drug registration and approved by that target country’s FDA before marketing and sales can occur. For now, we are registered to market and sell in India.

Luckycom Pharma started the development of antimalarial drugs in 2005. Since the WHO has revised the International Pharmacopoeia for antimalarial range drugs within the past ten years (from 2000 to 2013), no pharmaceutical company can launch proper global marketing in the public markets except for the drug Artemether-Lumefantrine. Luckycom Pharma has achieved the license to manufacture and sell overseas in 2007, according to the International Pharmacopoeia standards developed by the WHO, but due to policy changes in the use of antimalarial drugs and revised guidelines, Luckycom Pharma has had to put marketing plans on hold until these new policies and guidelines can be adhered to.

For now we are unable to engage in public tenders. We will need to apply for and meet the requirements of the Prequalification Program of the WHO.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

We do not have any employees, other than Mr. Kingrich Lee. Our sole director and officer is anticipated to devote approximately 30 hours per week to our affairs. We also engage a number of consultants.

29

Description of Property

Our principal executive offices are located at Level 8, Two Exchange Square, 8 Connaught Place Central, Hong Kong. Our lease is $232 per month.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings which involve us or any of our products or services.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. We intend to engage a market maker to apply to have our common stock quoted on the OTCBB after this Registration Statement has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers. OTCBB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock quoted or listed on any of the public trading markets, including the OTCBB, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTCBB. This could prevent us from developing a trading market for our common stock.

Holders

As of October 9 , 2013 there were 34 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

30

Rule 144

All of the presently outstanding Units of our Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “Shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “Shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting Shell company or a company that was at anytime previously a reporting or non-reporting Shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting Shell company has ceased to be a Shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a Shell company.

At the present time, we are classified as a “Shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founder of our Company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “Shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a Shell company.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Equity Compensation Plans

As of this prospectus we did not have any equity compensation plans.

31

Financial Statements

Our financial statements follow, commencing on page F-1.

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

FEBRUARY 28, 2013

32

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET (unaudited)

AS OF MAY 31, 2013

ASSETS
Current assets
Cash and cash equivalents	$32,382
Stock subscription receivable	16,669

TOTAL ASSETS	$49,051

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accrued expenses	$710
Total Liabilities	710

Stockholders’ Equity
Common stock, $.01 par value, 10,000,000 shares authorized, 10,000,000 shares issued and outstanding	100,000
Additional paid in capital	36,000
Accumulated other comprehensive income (loss)	10
Deficit accumulated during the development stage	(87,669)
Total Stockholders’ Equity	48,341

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,051

See accompanying notes to financial statements.

F-1

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS (unaudited)

THREE MONTHS ENDED MAY 31, 2013

FOR THE PERIOD FROM JANUARY 2, 2013 (INCEPTION) TO MAY 31, 2013

	Three Months Ended May 31, 2013	Period from January 2, 2013 (Inception) to May 31, 2013

REVENUES	$0	$0

OPERATING EXPENSES
Professional fees	8,307	22,807
Custodian fees	15,600	26,000
Transfer agent and filing fees	785	1,785
Officer compensation	13,560	22,590
Travel and entertainment	9,100	9,723
Rent	606	1,122
General and administrative	2,138	3,648
TOTAL OPERATING EXPENSES	50,096	87,675

NET OPERATING LOSS	(50,096)	(87,675)

OTHER INCOME
Interest income	6	6

NET LOSS BEFORE INCOME TAXES	(50,090)	(87,669)

PROVISION FOR INCOME TAXES	0	0

NET LOSS	$(50,090)	$(87,669)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	10,000,000

 See accompanying notes to financial statements.

F-2

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (unaudited)

THREE MONTHS ENDED MAY 31, 2013

FOR THE PERIOD FROM JANUARY 2, 2013 (INCEPTION) TO MAY 31, 2013

	Three Months Ended May 31, 2013	Period from January 2, 2013 (Inception) to May 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(50,090)	$(87,669)
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	(9,690)	710
Net Cash Used in Operating Activities	(59,780)	(86,959)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from stock sales	119,331	119,331
Proceeds from officer loans	0	27,179
Repayments of officer loans	(27,169)	(27,169)
Net Cash Provided by Financing Activities	92,162	119,341

Net Increase in Cash and Cash Equivalents	32,382	32,382
Cash and cash equivalents, beginning of period	0	0
Cash and cash equivalents, end of period	$32,382	$32,382

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0
Income taxes paid	$0	$0

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING INFORMATION:
Stock issued for subscription receivable	$0	$136,000

See accompanying notes to financial statements.

F-3

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Luckycom, Inc. (“the Company” or “Lucky”) was incorporated under the laws of the State of Nevada on January 2, 2013. The Company plans to be in the business of qualifying and gaining acceptance in international public tenders, through the prequalification program process with the WHO and participate in bulk supplying of medicines to reputable NGO’s, MOH’s, United Nations agencies including UNAIDS and UNICEF, or at the international level, as demonstrated by the Global Fund to Fight AIDS, Tuberculosis and Malaria.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars (“USD”).

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a February 28 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $32,382 of cash as of May 31, 2013.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accrued expenses and loans payable to an officer. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

F-4

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2013.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Foreign Currency Translation

The Company is based in Hong Kong although it is incorporated in Nevada. The functional currency of the Company is the Hong Kong Dollar and is translated to U.S. dollars using the exchange rate effective for the date reported for assets and liabilities and the average exchange rate for the period reported for revenues and expenses.

Recent Accounting Pronouncements

Lucky does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $87,669 as of May 31, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 3 – LOANS PAYABLE – RELATED PARTY

An officer and shareholder loaned $27,179 to the Company during the period ended May 31, 2013. The amounts are unsecured, non-interest bearing and due on demand. The loans were repaid during the three months ended May 31, 2013; the total due to the officer and shareholder was $0 as of May 31, 2013.

F-5

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2013

NOTE 4 – CAPITAL STOCK

The Company has 10,000,000 shares of common stock authorized with a par value of $ 0.01 per share.

On January 3, 2013, the Company issued 9,600,000 shares to its founder at par value for a subscription receivable of $96,000.

In January 2013, the Company issued 400,000 shares of common stock to 33 investors at $0.10 per share for a subscription receivable of $40,000.

Subscriptions receivable related to the stock issuance were $16,669 at May 31, 2013; the funds are expected to be collected in the three months ended August 31, 2013.

There were 10,000,000 shares of common stock issued and outstanding as of May 31, 2013.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company had oral agreement with an officer and shareholder to pay monthly fees of approximately $35,000 Hong Kong Dollar or approximately $4,520 USD. Total officer compensation was $13,560 for the period ended May 31, 2013.

The Company entered into a custodian agreement with a party whose CEO is a shareholder and officer of Lucky. The agreement requires monthly payments of $5,200. For the three months ended May 31, 2013, expense under this agreement was $15,600. The agreement may be terminated at any time with thirty days’ notice.

NOTE 6 – COMMITMENTS

The Company entered into a lease for office space on January 3, 2013. The lease runs through February 28, 2014 with monthly rent of US $200/month (almost HK $1565/month)

The Company entered into an agreement with a consultant to assist with the initial filing of the registration statement. An initial payment of $10,000 was required with an additional $10,000 due and payable once the Company’s S-1 registration statement becomes effective and another $10,000 due and payable once FINRA issues the Company their ticker symbol and trading status has been achieved. On June 17, 2013, we terminated the agreement with the consultant and agreed to pay the initial $10,000, but not the remaining payments under the agreement.

The Company entered into a consultant agreement with an officer and shareholder requiring monthly fees of approximately $4,520. See Note 5.

The Company entered into a custodian agreement with a party whose CEO is a shareholder and officer of Lucky. The agreement requires monthly payments of $5,200. See Note 5.

F-6

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2013

NOTE 7 – INCOME TAXES

As of May 31, 2013, the Company had net operating loss carry forwards of approximately $87,700 that may be available to reduce future years’ taxable income in varying amounts through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following for the three months ended May 31, 2013:

Federal income tax benefit attributable to:
Current Operations	$17,030
Less: valuation allowance	(17,030)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of May 31, 2013:

Deferred tax asset attributable to:
Net operating loss carryover	$29,807
Less: valuation allowance	(29,807)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $87,700 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to May 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-7

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080 Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Luckycom, Inc.

Reno, Nevada

We have audited the accompanying balance sheet of Luckycom, Inc. (the “Company” or “Lucky”) as of February 28, 2013 and the related statements of operations, stockholders’ deficit, and cash flows for the period from January 2, 2013 (Date of Inception) through February 28, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Luckycom, Inc. as of February 28, 2013 and the results of its operations and its cash flows for the period from January 2, 2013 (Date of Inception) through February 28, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan

March 26, 2013

F-8

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF FEBRUARY 28, 2013

2013
ASSETS
Current assets
Cash and cash equivalents	$0

TOTAL ASSETS	$0

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accrued expenses	$10,400
Due to officer	27,169
Total Liabilities	37,569

Stockholders’ Deficit
Common stock, $.01 par value, 10,000,000 shares authorized, 10,000,000 shares issued and outstanding	100,000
Additional paid in capital	36,000
Stock subscription receivable	(136,000)
Accumulated other comprehensive income (loss)	10
Deficit accumulated during the development stage	(37,579)
Total Stockholders’ Deficit	(37,569)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$0

See accompanying notes to financial statements.

F-9

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 2, 2013 (INCEPTION) TO FEBRUARY 28, 2013

Period from January 2, 2013 (Inception) to February 28, 2013

REVENUES	$0

OPERATING EXPENSES
Professional fees	14,500
Custodian fees	10,400
Transfer agent and filing fees	1,000
Officer compensation	9,030
Travel	623
Rent	516
General and administrative	1,510
TOTAL OPERATING EXPENSES	37,579

NET LOSS BEFORE INCOME TAXES	(37,579)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(37,579)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	9,759,690

See accompanying notes to financial statements.

F-10

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM JANUARY 2, 2013 (INCEPTION) TO FEBRUARY 28, 2013

	Common stock		Additional paid-in	Stock subscription	Accumulated other comprehensive income	Deficit accumulated during the development
	Shares	Amount	capital	receivable	(loss)	stage	Total

Inception, January 2, 2013	—	$—	$—	$—	$—	$—	$—

Issuance of common stock for cash at par value ($0.01)	9,600,000	96,000	—	(96,000)	—	—	0

Issuance of common stock for cash at $0.10 per share	400,000	4,000	36,000	(40,000)	—	—	0

Net loss and other comprehensive income for the period ended February 28, 2013	—	—	—	—	10	(37,579)	(37,569)

Balance February 28, 2013	10,000,000	$100,000	$36,000	$(136,000)	$10	$(37,579)	$(37,569)

See accompanying notes to financial statements.

F-11

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 2, 2013 (INCEPTION) TO FEBRUARY 28, 2013

Period from January 2, 2013 (Inception) to February 28, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(37,579)
Changes in assets and liabilities:
Increase in accrued expenses	10,400
Net Cash Used in Operating Activities	(27,179)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from officer loans	27,179
Net Cash Provided by Financing Activities	27,179

Net Increase in Cash and Cash Equivalents	0
Cash and cash equivalents, beginning of period	0
Cash and cash equivalents, end of period	$0

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING INFORMATION:
Stock issued for subscription receivable	$136,000

See accompanying notes to financial statements.

F-12

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Luckycom, Inc. (“the Company” or “Lucky”) was incorporated under the laws of the State of Nevada on January 2, 2013. The Company plans to be in the business of qualifying and gaining acceptance in international public tenders, through the prequalification program process with the WHO and participate in bulk supplying of medicines to reputable NGO’s, MOH’s, United Nations agencies including UNAIDS and UNICEF, or at the international level, as demonstrated by the Global Fund to Fight AIDS, Tuberculosis and Malaria.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars (“USD”).

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a February 28 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $0 of cash as of February 28, 2013.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accrued expenses and loans payable to an officer. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

F-13

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of February 28, 2013.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Foreign Currency Translation

The Company is based in Hong Kong although it is incorporated in Nevada. The functional currency of the Company is the Hong Kong Dollar and is translated to U.S. dollars using the exchange rate effective for the date reported for assets and liabilities and the average exchange rate for the period reported for revenues and expenses.

Recent Accounting Pronouncements

Lucky does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $37,579 as of February 28, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 3 – LOANS PAYABLE – RELATED PARTY

An officer and shareholder loaned $27,179 to the Company during the period ended February 28, 2013. The amounts are unsecured, non-interest bearing and due on demand. The total due to the officer and shareholder was $27,179 as of February 28, 2013.

F-14

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2013

NOTE 4 – CAPITAL STOCK

The Company has 10,000,000 shares of common stock authorized with a par value of $ 0.01 per share.

On January 3, 2013, the Company issued 9,600,000 shares to its founder at par value for a subscription receivable of $96,000.

In January 2013, the Company issued 400,000 shares of common stock to 33 investors at $0.10 per share for a subscription receivable of $40,000.

The funds for the subscriptions receivable are expected to be collected in April 2013.

There were 10,000,000 shares of common stock issued and outstanding as of February 28, 2013.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company had an oral agreement and paid its officer and shareholder monthly fees of $35,000 Hong Kong Dollar or approximately $4,520 USD. Total officer compensation was approximately $9,030 for the period ended February 28, 2013.

The Company entered into a custodian agreement with a party whose CEO is a shareholder and officer of Lucky. The agreement requires monthly payments of $5,200. As of February 28, 2013, $10,400 has been accrued related to this agreement. The agreement may be terminated at any time with thirty days’ notice.

NOTE 6 – COMMITMENTS

The Company entered into a lease for office space on January 3, 2013. The lease runs through February 28, 2014 with monthly rent of US$258.

The Company entered into an agreement with a consultant to assist with the initial filing of the registration statement. An initial payment of $10,000 was required with an additional $10,000 due and payable once the Company’s S-1 registration statement becomes effective and another $10,000 due and payable once FINRA issues the Company their ticker symbol and trading status has been achieved.

The Company paid its officer and shareholder monthly fees of approximately $4,015. See Note 5.

The Company entered into a custodian agreement with a party whose CEO is a shareholder and officer of Luckycom. The agreement requires monthly payments of $5,200. See Note 5.

F-15

LUCKYCOM, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2013

NOTE 7 – INCOME TAXES

As of February 28, 2013, the Company had net operating loss carry forwards of $37,579 that may be available to reduce future years’ taxable income in varying amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following for the period ended February 28, 2013:

2013
Federal income tax benefit attributable to:
Current Operations	$12,777
Less: valuation allowance	(12,777)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of February 28, 2013:

2013
Deferred tax asset attributable to:
Net operating loss carryover	$12,777
Less: valuation allowance	(12,777)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $37,579 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to February 28, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-16

Management's Discussion and Analysis of Financial Position and Results of Operations

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future. All references to currency ($) in this Management’s Discussion and Analysis are made to US dollars.

As of May 31, 2013, we had $49,051 in current assets and current liabilities in the amount of $710. Accordingly, we had working capital of $48,341 as of May 31, 2013. Our current assets consist of $32,382 in cash and $16,669 in stock subscription receivables. These receivables were collected as of September 24, 2013. We have cash of $21,144.87 as of October 2, 2013. Even so, our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern.

As we have not yet begun operations, we anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenses over the next 12 months will be approximately $300,000 . This estimate may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We decided to become a reporting company to be better equipped to raise capital by providing the transparency to the public of our operations and development. We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $300,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses, which are estimated at $38,500 in the next twelve months. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on the following activities:

1.	establishing an agreement with a regulatory affairs consultant firm ($30,000, by December 2013);
2.	establishing a supply agreement with an Active Pharmaceutical Ingredient (API) manufacturer for Artesuante ,Amodiaquine and Artemether supplies with WHO prequalification ($30,000, by January 2014);
3.	establishing a manufacturing agreement with two manufacturers with MHRA(UK) compliant facilities ($40,000, by February 2014); and
4.	working on the application process with WHO under its the prequalification program ($50,000, from July 2014).

Secure Necessary Funds. As a continuous effort, we plan to obtain financing from close friends, family and business associates. This activity will be ongoing until adequate capital has been secured at terms favorable to us and/or sufficient revenue is generated to meet our ongoing capital requirements. We require $300,000 of funding in the next 12 months. We have approximately $32,382 in cash as of May 31, 2013, cash of $21,144.87 as of October 3, 2013, and plan to obtain the remaining funds from a combination of debt and/or equity financing arrangements. We anticipate that Kingrich Lee will spearhead our financing efforts. We have not had any discussion with funding sources, but we plan to after this registration statement goes effective. We may have to engage a broker dealer to help with any private sales thereafter, but have not taken any steps to reach out to any brokerage firms yet.

Regulatory Affairs Consultant. We will first engage a regulatory affairs consultant firm lead by a licensed pharmacist to help guide us through the WHO Prequalification Program. We hope to have this step completed by December 2013, with the caveat that this or another estimated timing of the steps of our plan of operation is subject to first effectiveness of our registration statement and second our ability to raise funds.

The pharmacist responsible for regulatory affairs will take care of the farming out and completion of CRO ,GCP and GLP activities, and prepare the dossier according to WHO norms. We have identified a regulatory affairs consultant, but have not yet established contact, nor do we have any understandings or agreements in place. We plan to pay this consultant in shares of our common stock and cash. We believe we will need $30,000 to establish a contract if we have to pay cash alone. Our officer and director, Mr. Lee will spearhead efforts to locate and enter into an agreement with a regulatory affairs consultant.

The regulatory affair consultant will represent our interests to coordinate different parties to collect all the necessary data and then to prepare the dossier for the WHO prequalification program. Since we have no prior experience in submitting an application for the prequalification program, the hired consultant will be invaluable in the process, and provide us the know-how to complete preliminary activities and submit the dossier. We therefore do not have more detailed information on further steps in our business plan, but instead, we plan to rely on the information and advice we gather from our consultant. As such, the steps in the process and the associated costs are not fully available to us, and our estimated costs and timeframes included in this plan of operation are subject to change. We may have to raise more money that we anticipate and take additional steps we have not yet considered.

33

API Ingredients Manufacturers. We will next need to join with active pharmaceutical ingredient (API) manufacturers for different ingredients that we will need for our antimalarial drugs. We hope to have this step completed by January 2014, or soon after we hire our consultant. These manufacturers will have already gained access for their ingredients under the WHO prequalification program and will be able to provide insight about how to maneuver through the prequalification process. We plan to pay these suppliers in shares of our common stock and cash. We believe we will need $30,000 to establish a contract if we had to pay cash alone. We anticipate that Kingrich Lee and our future consultant will spearhead efforts to locate and enter into an agreement with API manufacturers.

The cash outlay will likely allow us to enter into an agreement to work together in our application with the WHO. Additional costs associated with product samples, testing and responding to WHO questions in the prequalification process are likely but unknown at this point. We may have to raise more money that we anticipate and take additional steps we have not yet considered.

MHRA (UK) Manufacturers . We currently have no manufacturing facilities. We plan to rely on contract manufacturers to produce both drug substances and drug products. We have identified two manufacturing plants with MHRA(UK) compliant facilities for manufacturing activities located in India, neither of which is affiliated with Mr. Lee, our company or the companies that Mr. Lee owns. In the next twelve months, if we are able to obtain funding, we plan to work with those two MHRA(UK) compliant facilities in India to start the process of establishing a relationship and retrofitting their facilities to meet WHO standards. We hope to have this step in the process underway by February 2014. We believe it will cost us $40,000 in the next twelve months to negotiate with two manufacturers and establish a plan to retrofit their facilities. The build out to meet WHO standards will entail more funds. We do not believe we will get to that stage in the next twelve months. We will have to raise more than the $300,000 we plan to raise in the next twelve months to achieve that step in the process. We will know more about the costs of retrofitting once we have retained a consultant. We anticipate that Kingrich Lee and our future consultant will spearhead our efforts to locate our manufacturing needs.

Prepare and Apply for the Prequalification Program with the WHO . It takes anywhere from 3 months to 3 years to gain access to the WHO program for international tenders. We believe that it will cost approximately $50,000 to apply for the Prequalification Program. This will include the cost of completing CRO, GCP and GLP activities, manufacturing of drugs samples, preparing drug dossiers and bioequivalent studies, and traveling expenses to establish contacts with international distributors. We hope to be underway by July 2014. As stated earlier, we will first need to retainer a consultant to guide us through this process and all costs stated above are estimates only provided by management and subject to change.

The application itself is at no cost the first time. The prequalification process takes a minimum of three months if the product meets all the required standards. When products do not meet the appropriate standards the process can be longer and if the applicant fails to prove the quality, safety and efficacy of its medicine it will not be prequalified. Even though some larger firms are able to complete the process in a matter of months, we believe that it will take us 2 to 3 years to complete the prequalification process. We believe it will take longer because we require more time to join with MHRA compliant facilities, retrofit those facilities, engage API suppliers with WHO prequalification and gather all the data, testing and sampling needed to apply for prequalification. Other more established firms already have these pieces in place and it takes less time for them to maneuver through the Prequalification Program.

34

Compensate Management . Our wholly-owned subsidiary, Luckycom Ltd., entered into an employment agreement with Kingrich Lee. His salary is set forth in the section titled “Executive Compensation.” We have paid him approximately $22,500 for his services in January through May of 2013. He is entitled to $120,000 per year under the terms of his employment agreement.

Marketing and Distribution Channels . We do not currently have an infrastructure for the sales, marketing and distribution of pharmaceutical products. We must build our sales, marketing, and distribution channels or make arrangements with third parties to perform these services. After the prequalification process and much further down the road, we will engage in partnering discussions with third parties from time to time to assist us in the distribution and sale of drug products. We plan to join with a European international tender distributor to carry out our distribution efforts, which can reduce the sales and marketing expenses we would otherwise have to incur alone. We anticipate that Mr Lee will spearhead our efforts to establish connections with distributors for our products. We do not know at the present time what the cost will be for these services.

  If we are not able to raise the entire $300,000, we will have to scale back our operations. Our main concern is staying active in our reporting requirements and that means paying our accounting and legal professionals. We also will prioritize paying the salary of our CEO, Mr. Lee, to spearhead efforts to implement our business plan as detailed above.

Results of Operations For the Period from Inception to February 28, 2013

We have limited operational history. From our inception on January 2, 2013 to February 28, 2013 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

For the period from January 2, 2013 (inception) to February 28, 2013 our expenses were $37,579 and were comprised mainly of professional and custodian fees.

On January 3, 2013, we entered into an agreement with a consultant to assist with the initial filing of the registration statement. An initial payment of $10,000 was required with an additional $10,000 due and payable once our S-1 registration statement becomes effective and another $10,000 due and payable once FINRA issues us a ticker symbol and trading status has been achieved. On June 17, 2013, we terminated the agreement with the consultant and agreed to pay the initial $10,000, but not the remaining payments under the agreement.

For the period from Jan 2 (inception) to February 28, 2013 we incurred a net loss of $37,579

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Results of Operations For the Three Months Ended May 31, 2013 and Period from Inception to May 31, 2013

From our inception on January 2, 2013 to May 31, 2013 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

We had operating expenses of $50,096 for the three months ended May 31, 2013. For the period from January 2, 2013 (inception) to May 31, 2013 our expenses were $87,675 and were comprised mainly of officer compensation, professional and custodian fees.

We incurred a net loss of $50,090 for the three months ended May 31, 2013. For the period from Jan 2 (inception) to May 31, 2013 we incurred a net loss of $87,669.

35

Capital Resources and Liquidity

As of May 31, 2013, our total assets were $49,051 and our total liabilities were $710.

We received $27,179 from our officer and director, Kingrich Lee. Although he has no obligation to do so, we expect that Mr. Lee will from time to time provide working capital loans to us to support our existence. For the short term, this may prove adequate to continue functioning as a public company for a period of time, but this will not sustain us in the long term. The loan was repaid to Mr. Lee during the three months ended May 31, 2013.

On July 3, 2013, our wholly owned subsidiary, Luckycom, Ltd. in Hong Kong, entered into an employment agreement with Lee. The agreement is for two years and provides annual compensation of $120,000, and other benefits. This agreement will materially impact our cash needs in the future, as any investment money we happen to bring into our company will be used to pay Mr. Lee’s salary and other benefits, and will have the effect of diverting funds that may be used to pursue our business plan in other areas.

Despite having $32,382 in cash as of May 31, 2013, and $21,144.87 as of October 2, 2013, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Shell Company Status

We are considered as a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” Our shell company status prevents investor to resell our shares under Rule 144(i) unless and until 12 months after we are no longer considered a shell company. We caution investors as to the highly illiquid nature of an investment in our shares.

Emerging Growth Company Status

We are an "emerging growth company" as defined under the Jumpstart our Business Startups Act ("JOBS Act"). We will remain an "emerging growth company" for up to five years, or until the earliest of:

1.	the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

2.	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or
3.	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.
36

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

●	not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a "smaller reporting company", which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the "Securities Act") for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 1 of the notes to our financial statements for the year ended February 28, 2013. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Foreign Currency Translation

Our planned operations will be in the United States, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to our operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, we do not use derivative instruments to reduce our exposure to foreign currency risk. Our functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

37

Revenue Recognition

Sales are recorded when products are shipped to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. No provision for discounts or rebates to customers, estimated returns and allowances or other adjustments were recognized during the period ended February 28, 2013. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of our final test procedures and the customer’s acceptance. We have not made any sales as at February 28, 2013.

Recent Accounting Pronouncements

We have implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any changes in or disagreements with our independent public accountants since our inception.

Directors and Executive Officers

Our Bylaws state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at two, and we currently have one director.

Our current directors and officers are as follows:

Name	Age	Position
Kingrich Lee	38	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Our Director will serve in that capacity until our next annual shareholder meeting or until his successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Kingrich Lee, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Our sole officer and director, president, Kingrich Lee, has nearly 12 years’ experience in the pharma and food industry and 3 years in the capital raising industry. Aside from owning a majority stake in our business, we feel that his experience and skills in the pharmaceuticals industry along with his background in venture capital work suit him for a position as our sole officer and director.

From January 2013 to the present, Mr. Lee has been our sole officer and director, and from July 2013 to the present has served as the sole officer and director of our wholly owned subsidiary Luckycom Ltd. based in Hong Kong. From May 2013 to the present, Mr. Lee has been the owner and director of Luckycom Pharma Pte. Ltd. based in Singapore. From May 2012 to June 2013, Mr. Lee was a partner of Wudor Capital Hong Kong Ltd. From July 2012 to May 2013, Mr. Lee was a director of BHP Capital Markets Hong Kong Ltd. From January 2009 to July 2010, Mr. Lee was a director with Luckycom Pharma Ltd. based in the UK. From Oct 2006 to April 2011, Mr. Lee has been the owner and director for Luckycom Pharma Ltd, Hong Kong. From April 2005 to the present, Mr Lee has been the owner and director of Luckycom Pharma Pvt. Ltd, based in India. From 2003-2004, Mr. Lee was Manager of International Marketing at Holleykin Pharma, in China, a subsidiary of Shenzhen Stock Exchange listed firm Holley Pharma(Stock Code:000607) . From 2001-2003, Mr. Lee started his first own Food business Luckycom & Co.in China. From 1997-2001, Mr. Lee was served as Import of Export Executive, Manager of Star Lake Bioscience Ltd, a Shanghai Stock Exchange listed firm(Stock Code:600866) ,where he developed 20+ countries markets in Europe, Asia and America for pharmaceuticals and food business, and supplied APIs to Roche Group for Hepatitis C medicines with US FDA approval.

38

Other Directorships

None of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination. The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our director, Kingrich Lee, is not obligated to commit his full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. He may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

Mr. Lee owes fiduciary duties in his capacity as director of the following companies:

1. LUCKYCOM INC. Nevada

2. LUCKYCOM Ltd. Hong Kong

3. LUCKYCOM Pharma Pte.Ltd, Singapore

4. LUCKYCOM Pharma Pvt. Ltd, India

Most of Mr. Lee’s time and energy is spent with us, and we plan to prequalify with the WHO with the drugs developed by Luckycom Pharma Pte Ltd. Mr. Lee will not be spending much, if any, of his time working with Luckycom Pharma Pte Ltd. or Luckycom Pharma Pvt. Ltd., which also develops pharmaceuticals. He intends to leave the operations to those working at Luckycom Pharma Pte Ltd. or Luckycom Pharma Pvt. Ltd. Luckycom Ltd., a subsidiary of our company, will handle the Asian operations and financing activities abroad. We does not believe that Mr. Lee faces any material conflicts of interest in being affiliate with all of these companies. We have a license agreement with Luckycom Pharma Pte Ltd and separate work obligations are attributed to each company. Luckycom Pharma Pte Ltd. will develop the drugs, and we will submit an application with the WHO to engage in international tenders. Luckycom Pharma Pvt. does not have any bearing on our plans or operations and Luckycom Ltd.’s interests are directly in line with our interests.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;
●	the opportunity is within the corporation’s line of business; and
●	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

39

Promoters and Certain Control Persons

A “promoter” within the definition of Rule12b-2 includes (i) any person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer; or (ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class of securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities.

Kingrich Lee would be deemed a “promoter” of our company during the past five years within the meaning of Rule 405 under the Securities Act.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers or promoters has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

40

Audit Committee

We do not currently have an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of financial statements and disclosure.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Kingrich Lee (1)	2013	9,030	Nil	Nil	Nil	Nil	Nil	10,400	19,430

(1) Kingrich Lee has served as our President, CEO, CFO, Director, Chief Financial Officer and Treasurer since our inception on January 2, 2013. Mr. Lee received $9,030 as compensation for services as director from our inception to February 28, 2013. Mr. Lee also received $10,400 in connection with a Custodian Agreement, which paid his company $5,200 per month to hold funds until we were able to set up a bank account through our subsidiary in Hong Kong.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

Employment Agreements

We have not entered into any employment agreements as of February 28, 2013. On July 3, 2013, our wholly owned subsidiary, Luckycom, Ltd. in Hong Kong, entered into an employment agreement with our officer and director, Kingrich Lee. The agreement is for two years and provides annual compensation of $120,000. The agreement further provides for health and other benefits, paid vacations, and eligibility for retirement plans.

Mr. Lee’s employment agreement imposes on him certain obligations. He agrees to maintain the confidentiality of all confidential or proprietary information of our company, and assign to us any inventions which pertain to or relate to our business or any of the work or businesses carried on by us that are discovered, conceived, reduced to practice, developed, made or produced by him during and as a result of his employment. He also agreed to non make disparaging remarks about our company or put us in a false like to impugn our reputation.

In the event of termination, we are required to pay him the full amount of his unpaid salary, accrued but unpaid benefits, including any vacation pay, through the date if his termination within 30 days and to otherwise observe the terms and conditions of any plan or benefit arrangement. If he is terminated for any reason other than by “cause” or resignation, Mr. Lee is entitled to two months’ salary and benefits for six months as a severance.

Compensation of Directors

Our director received $9,030 as compensation for services as director from our inception to February 28, 2013. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

41

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of October 9 , 2013, of our common stock by each of our directors and executive officers, by all of our executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of July 3, 2013, there were 10,500,000 shares of our common stock issued and outstanding. All persons named have sole voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this registration statement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Officer and Director
Kingrich Lee(1) Level 8, Two Exchange Square, 8 Connaught PlaceCentral Hong Kong	10,100,000	96%
All Officers and Directors as a group (1 person)	10,100,000	96%

(1) Kingrich Lee is our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

(2) Based on 10,500,000 issued and outstanding shares of our common stock as of October 9 , 2013, 9,600,000 shares are held in his name and 500,000 shares are held in Luckycom Pharma in which he is the beneficial owner.

Changes in Control

As of October 9 , 2013, we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Certain Relationships and Related Transactions

We received $27,179 from our officer and director, Kingrich Lee, which was the largest aggregate total amount outstanding during any given period.. The amounts are unsecured, non-interest bearing and due on demand. The loans were repaid during the three months ended May 31, 2013; the total due to the officer and shareholder was $0 as of May 31, 2013. The loan was not memorialized into any loan document. Although he has no obligation to do so, we expect that Mr. Lee will from time to time provide working capital loans to us to support our existence. For the short term, this may prove adequate to continue functioning as a public company for a period of time, but this will not sustain us in the long term.

We have not entered into any employment agreements as of February 28, 2013. On July 3, 2013, our wholly owned subsidiary, Luckycom, Ltd. in Hong Kong, entered into an employment agreement with our officer and director, Kingrich Lee. The agreement is for two years and provides annual compensation of $120,000.

We had an oral agreement with Mr. Lee to pay monthly fees of approximately $4,520 USD for his services as our officer and director. Total officer compensation was $9,030 for the period ended February 28, 2013 and $13,560 for the period ended May 31, 2013. This oral agreement is terminated in connection with Mr. Lee’s Employment Agreement with Luckycom Ltd., which supersedes and replaces the oral arrangement with our company.

Mr. Lee also received $10,400 in connection with a Custodian Agreement, which paid his company $5,200 per month to hold funds until we were able to set up a bank account through our subsidiary in Hong Kong.

42

On July 3, 2013, we entered into a license agreement (the “Agreement”) with Luckycom Pharma Pte. Ltd. based out of Singapore and acquired the rights to market and sell antimalarial medicines in Asia and other countries. The agreement was amended on July 30, 2013. We paid Luckycom Pharma 500,000 shares of our common stock for the two year license. Under the Agreement, we also acquired an option to purchase the antimalarial medicine technology from Luckycom Pharma for 9,000,000 shares of our common stock.

Luckycom Pharma is owned by our officer and director, Kingrich Lee, and, as such, the Agreement is considered a related party transaction. The shares paid under the Agreement belong to Mr. Kingrich through his company Luckycom Pharma.

Director Independence

We have determined that we do not have any “independent directors” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Dealer Prospectus Delivery Obligation

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

43

PART II

Item 13. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$7
Legal fees and expenses	30,000
Accounting fees and expenses	8,500
Printing and marketing expenses	100
Miscellaneous	95
Total	$38,702

Item 14. Indemnification of Directors and Officers

Our officer and director are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct

Our bylaws provide that we will indemnify our director and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.
44

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

Since our inception on January 2, 2013, we completed the following sales of unregistered securities:

As of January 31, 2013, we issued 9,600,000 common shares to Kingrich Lee @ $0.01/share for proceeds of 96,000

Subsequent to January 31, 2013 we issued 400,000 common shares to 33 shareholders @ $.1/share for proceeds of $40,000.

We also issued 500,000 shares of stock to Luckycom Pharma in connection with a license agreement.

All of these shares were issued without a prospectus pursuant to Regulation S of the Securities Act. Our reliance upon Rule 903 of Regulation S was based on the fact that the sale of the securities was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

Item 16. Exhibits

Exhibit Number	Exhibit Description
3.1*	Articles of Incorporation of LUCKYCOM INC, as amended
3.2(1)	Bylaws of LUCKYCOM INC
3.3(1)	Amendment to Articles of Incorporation
5.1(1)	Legal Opinion of Cane Clark LLC
10.1(1)	Employment Agreement
10.2(1)	Rental Agreement
10.3(1)	Exclusive License Agreement
10.4(1)	Custodian Agreement
10.5(1)	Termination of Custodian Agreement
10.6(1)	Engagement Letter & Agreement
10.7(1)	Termination of Engagement Letter & Agreement
10.8(1)	Amendment No. 1 to Exclusive License Agreement
10.9*	Oral agreement for compensation and loan
23.1*	Consent of Silberstein Ungar PLLC
23.2(1)	Consent of Cane Clark, LLP (incorporated in Exhibit 5.1)

* Filed herewith

(1) Previously filed.

45

Item 17. Undertakings

The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

46

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, NV on October 9 , 2013.

LUCKYCOM INC

By:	/s/ KINGRICH LEE
Kingrich Lee
President, Chief Executive Officer, and Chief Financial Officer, (Principal executive officer and principal accounting officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ KINGRICH LEE Kingrich Lee	President, Chief Executive Officer, and Chief Financial Officer,(Principal executive officer and principal accounting officer) and Director	October 9, 2013

47